UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 14, 2020
Ciner Resources LP
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36062	46-2613366
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

Five Concourse Parkway
Suite 2500
Atlanta, Georgia	30328
(Address of principal executive office)	(Zip Code)

(770) 375-2300
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common units representing limited partnership interests	CINR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, Ciner Resource Partners LLC (the “General Partner”), the general partner of Ciner Resources LP (the “Partnership”), established the Ciner Resource Partners LLC 2013 Long-Term Incentive Plan (as amended to date, the “LTIP”). The LTIP provides for awards in the form of common units, phantom units, distribution equivalent rights, cash awards and other unit-based awards. Certain employees and officers of the Partnership, its parents and subsidiaries are eligible to participate in the LTIP.

After careful consideration and deliberation, on January 14, 2020, the Board of Directors of the General Partner (the “Board”) approved an updated compensation policy for certain employees, including each of the General Partner’s executive officers, commencing fiscal year 2020, pursuant to which an affiliate of the Partnership will provide additional cash consideration as compensation for each of the General Partner’s executive officers and certain employees of the General Partner or its affiliates that provide services to the Partnership in lieu of participation in the LTIP (the “2020 Compensation Policy”). Pursuant to the 2020 Compensation Policy, as a substitution for each executive officer of the General Partner’s then-current annual target equity award under the LTIP, each of the executive officers of the General Partner who are employed by the General Partner or its affiliates to provide services for the Partnership shall receive an additional amount of cash consideration as part of such executive officer’s base salary that is approximately equivalent to, (i) for each of Messrs. Oðuz Erkan, Eduard Freydel and Chris DeBerry, approximately 50% of each such executive officer’s fiscal year 2019 targeted equity awards under the LTIP, and (ii) for Ms. Marla Nicholson, approximately 100% of Ms. Nicholson’s 2019 targeted equity awards under the LTIP, with such greater percentage for Ms. Nicholson primarily the result of her promotion to Vice President and General Counsel of the General Partner, effective as of October 29, 2019, and increase in base compensation in connection with such promotion. A certain percentage of the additional cash consideration will be allocated to, and reimbursed by, the Partnership for such executive officers’ services to the Partnership based on the portion of their productive time spent providing services to or on behalf of the Partnership.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 Date: January 15, 2020

CINER RESOURCES LP

By:	Ciner Resource Partners LLC, its General Partner

By:	/s/ Marla E. Nicholson
Marla E. Nicholson
Vice President, General Counsel and Secretary